EXHIBIT 23.6

Juan Bravo, 3-B, 6’ ® 28006 Madrid -España
BDO Audiberia
Teléfono: 00 34.914 364 190 Fax. 00 34-914 364 191/192
Auditores
Email bdoMbdo.es

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Telefónica, S.A. on Form F-4 of our report dated February 15, 2005, relating to the financial statements of Terra Networks España, S.A.U. which appear in the Annual Report on Form 20-F of Terra Networks, S.A. for the year ended December 31, 2004.

April 19, 2005

/s/ BDO Audiberia Auditores,S.L.

BDO Audiberia Auditores,S.L.